                                                                 EXHIBIT 10


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 13 to the Registration Statement on Form N-4 of our report dated February 3, 1997, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, our report dated February 5, 1996 relating to the statutory basis financial statements of Allmerica Financial Life Insurance and Annuity Company and our report dated March 26, 1997 relating to the financial statements of Allmerica Select Separate Account of Allmerica Financial Life Insurance and Annuity Company, all of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
November 21, 1997